UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025
 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966
 (Registrant’s telephone number, including area code)

Not applicable.
 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to clarify and supplement the description in Item 4.02 of the Form 8-K/A filed by the Reporting Person on April 15, 2009.

This current report responds to the following items on Form 8-K/A:

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As used in this Current Report and unless otherwise indicated, the terms “we,” “our,” “us,” and the “Company” refer to Zhaoheng Hydropower Company.

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will,” “shall,” “plan,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of our Company or our management.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements.  These factors include the risk that additional information may arise from the final conclusion of the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of an in-depth review of our financial position for the fiscal year ended December 31, 2007, we determined that certain significant accounting errors had been made in prior years.

In March 2004 and March 2007, our wholly owned subsidiary Hunan Zhaoheng Hydropower Co., Ltd. (“Hunan Zhaoheng”) borrowed $24,610,000 (or approximately RMB180 million) and $21,875,555 (or approximately RMB160 million) from the Bank of China and the Industrial & Commercial Bank of China, respectively, for the construction of the Hunan Zhaoheng Hydropower Station. The project was completed in March 2008 and commenced trial operation in April 2008.

Of the total amount borrowed, only $27,501,675 (or approximately RMB201 million) was used in the construction and the balance was loaned by us to Shenzhen Zhaoheng Industrial Co., Ltd. (“Zhaoheng Industrial”), our related party and shareholder at the time, prior to the Share Exchange Agreement. The loan to Zhaoheng Industrial was interest free prior to January 1, 2008, and beginning on January 1, 2008, we began to charge interest on this loan at an interest rate at 120% of the bench mark rate set by the People’s Bank of China. The interest on the portion of the construction loans that was loaned to Zhaoheng Industrial, plus any additional interest charged to Zhaoheng Industrial above the stated interest of the loans was inadvertently capitalized to our construction in progress account in the amount of $3,965,150. This interest should have been broken out as a receivable on the balance sheet as of December 31, 2007, and on the balance sheet prior to December 31, 2007 in the amount of $2,598,424.

On May 13, 2008, we completed the Share Exchange Agreement, which was recorded as a reverse merger. Our management concluded that had we, then a non-reporting company and the accounting acquirer, completed, or not completed, the Share Exchange Agreement, the interest receivable would have been reflected as a distribution, or dividend to Zhaoheng Industrial since it was a 65% shareholder of our subsidiary Hunan Sanjiang Electric Power Co., Ltd., which in turn, owns 33.33% of Hunan Zhaoheng. As retained earnings were not sufficient to support such a deemed dividend, our management opted to reflect it as a reduction of additional paid in capital.

The components of the restatement in the balance sheet as of December 31, 2007 are explained in the notes below each table.

	As filed	Adjustment to Restate	Restated
Balance sheets as of December 31, 2007
Construction in progress (a)	$32,455,855	$(3,965,150)	$28,490,705
Additional paid in capital (b)	19,336,244	(3,965,150)	15,371,094

(a)	Construction in progress

We reclassified the capitalized interest expense from construction in progress.

(b)	Additional paid in capital

We charged interest on the loans to Zhaoheng Industrial as interest receivable and reclassified this interest receivable to a reduction of additional paid in capital in accordance with the conclusion from the management.

As a result of these findings, on April 15, 2009, our management and Board of Directors concluded that it will restate previously reported financial statements for the year ended December 31, 2007 and for the quarters ended June 30, 2008 and September 30, 2008. In addition, due to the proposed restatement of our financial statements, our Board of Directors determined that the consolidated balance sheet and consolidated statements of changes in shareholder’s equity in the Form 8-K/A that we initially filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2008, and the financial statements filed in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008 (the “Original Filings”) should no longer be relied upon.

We have discussed the matters disclosed in this Current Report on Form 8-K/A with Sherb & Company, LLP, our registered independent public accounting firm.

We do not intend to amend the Form 8-K/A filed on September 2, 2008 or the quarterly reports on Form 10-Q filed on August 14, 2008 and November 14, 2008. We have restated our previously filed financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed on April 15, 2009, and will restate our previously filed financial statements for the quarters ended June 30, 2008 and September 30, 2008 when they are included in our Quarterly Reports on Form 10-Q for the corresponding quarters during our fiscal year ending December 31, 2009.

Our Board of Directors has discussed this restatement issue with management and management is evaluating our internal controls over financial reporting in light of the matters described above to determine the magnitude of the deficiency in the design and/or effectiveness of our internal controls over financial reporting. Management has reported the results of its evaluation on our Annual Report on Form 10-K filed on April 15, 2009.

Expected Effect on Financial Statements

The following tables summarize the expected impact on the consolidated balance sheets and consolidate statements of changes in shareholder’s equity as of December 31, 2007 and on the financial statements for the quarters ended June 30 and September 30, 2008:

Restatement of Financial Statements
Increase (Decrease)

Consolidated Balance Sheets	December 31, 2007		June 30, 2008	September 30, 2008
Construction in progress		$(3,965,150)	(4,228,180)
Property, plant and equipment	$		35,235	(4,160,135)
Additional paid-in capital		$(3,965,150)	(3,965,150)	(3,965,150)
Retained Earnings	$		34,126	69,063
Accumulated other comprehensive income	$		(261,921)	(264,048)

Consolidated Statement of Operation	For the Fiscal Year Ended December 31, 2007	For the Three Months Ended June 30, 2008	For the Six Months Ended June 30, 2008	For the Three Months Ended September 30, 2008	For the Nine Months Ended September 30, 2008
Cost of revenues	$	(34,126)	(34,126)	(34,937)	(69,063)
Gross Profit	$	34,126	34,126	34,937	69,063
Operating Income	$	34,126	34,126	34,937	69,063
Income before income taxes	$	34,126	34,126	34,937	69,063
Income before minority interest	$	34,126	34,126	34,937	69,063
Net income	$	34,126	34,126	34,937	69,063

Consolidated statement of Cashflows	For the Fiscal Year Ended December 31, 2007	For the Six Months Ended June 30, 2008	For the Nine Months Ended September 30, 2008
Net income	$	34,126	69,063
Depreciation and amortization expenses	$	(34,126)	(69,063)

ZHAOHENG HYDROPOWER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

						Accumulated
				Statutory		Other
	Common Stock		Additional	Surplus	Retained	Comprehensive
	Shares	Amount	Paid-in Capital	Reserve	Earnings	Income	Total

Balance, January 1, 2007	69,686,970	$69,687	$16,781,708	$666,952	$490,961	$1,082,612	$19,091,920

Recapitalization of reverse acquisition	2,006,029	2,006	(43,888)	-	-	-	(41,882)
Interest forgiveness to related party	-	-	(1,366,726)	-	-	-	(1,366,726)
Dividends	-	-	-	-	(2,617,760)	-	(2,617,760)
Deemed dividends for minority interest purchase	-	-	-	-	(1,580,352)	-	(1,580,352)
Comprehensive income:
Net income	-	-	-	-	4,335,855	-	4,335,855
Unrealized foreign currency translation	-	-	-	-	-	1,459,337	1,459,337
Subtotal							5,795,192

Balance, December 31, 2007	71,692,999	71,693	15,371,094	666,952	628,704	2,541,949	19,280,392

Comprehensive income:
Net income	-	-	-	-	196,053		196,053
Retained Earnings of reverse acquisition					41,908		41,908
Unrealized foreign currency translation	-	-	-	-		816,286	816,286
Subtotal							1,054,247

Balance, March 31, 2008	71,692,999	$71,693	$15,371,094	$666,952	$866,665	$3,358,235	$20,334,639

Comprehensive income:
Net income	-	-	-	-	2,229,281		2,229,281
Retained Earnings of reverse acquisition					(41,908)		(41,908)
Unrealized foreign currency translation	-	-	-	-		546,603	546,603
Subtotal							2,733,976

Balance, June 30, 2008	71,692,999	$71,693	$15,371,094	$666,952	$3,054,038	$3,904,838	$23,068,615

Comprehensive income:
Net income	-	-	-	-	3,372,077		3,372,077
Unrealized foreign currency translation	-	-	-	-		40,850	40,850
Subtotal							3,412,927

Balance, September 30, 2008	71,692,999	$71,693	$15,371,094	$666,952	$6,426,115	$3,945,688	$26,481,542

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHAOHENG HYDROPOWER COMPANY
(Registrant)

Date: June 12, 2009	By:	/s/ Guosheng Xu
Name: Guosheng Xu
Title: Chief Executive Officer